SECURITIES AND EXCHANGE
COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2024 (April 10, 2024)

NIKA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

COLORADO	000-56234	90-0292940
(State or other jurisdiction of Nika Pharmaceuticals, Inc.)	(Commission File Number)	(IRS Employer Identification No.)

2269 Merrimack Valley Avenue
Henderson, NV 89044
(Address of principal executive offices) (Zip code)

(702)-326-3615
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 2–Financial Information

Item 2.01 Completion of Acquisition of Assets.

Pursuant to the terms of the merger of Nika BioTechnology, Inc. into Nika Pharmaceuticals, Inc., Nika Pharmaceuticals, Inc. has acquired the 40% stake in Nika Europe Ltd. that was owned by Nika BioTechnonoly, Inc. Dimitar Slavchev Savov who is an officer, director and majority shareholder in Nika Pharmaceuticals, Inc. was also officer, director and majority shareholder in Nika BioTechnology, Inc. prior to the merger, and serves as the general manager of Nika Europe Ltd where he holds a 20% stake. As a result of this transaction that was completed on April 10, 2024, Nika Pharmaceuticals, Inc now has an 80% stake in Nika Europe Ltd.

On April 12, 2024, Nika Pharmaceuticals, Inc., through its subsidiary Nika Europe Ltd., acquired four technologies, three of which are for generic drugs and one for a dietary supplement. The technologies were purchased from Alliance for Intellectual Property in the Field of Pharmacy, Chemistry, and Biology (“AIPFPCB”) for a total price of 45,000 BGN (equivalent to around 24,683 USD) that was paid by Dimitar Slavchev Savov who is an officer and director of Nika Pharmaceuticals, Inc. and the general manager of Nika Europe, Ltd. With the trade names pending, the three technologies for drugs in tablet form are scientifically named as MENTHYL VALERATE 0.06g, METAMIZOLE SODIUM 500mg, VINPOCETINE 10mg, with the dietary supplement named as TRIBULUS TERRESTRIS HERBA EXTRACTUM SICCUM 250mg.

Item 9.01 Exhibits

(d) Exhibits

Ex21	Nika Europe Ltd. Certificate of Good Standing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NIKA PHARMACEUTICALS, INC.

Dated: April 15, 2024	By:	/s/ Dimitar Slavchev Savov
Dimitar Slavchev Savov
Chief Executive Officer,
Director